                                POWER OF ATTORNEY

 We, the undersigned Officers, Directors of the following investment companies:

                       American Century Mutual Funds, Inc.
                    American Century World Mutual Funds, Inc.
                    American Century Capital Portfolios, Inc.
               American Century Strategic Asset Allocations, Inc.
                   American Century Variable Portfolios, Inc.
                       American Century Avanti Funds, Inc.
                                  ("The Funds")

hereby constitute and appoint David C. Tucker, Charles A. Etherington,  David H.
Reinmiller, Charles C.S. Park, Janet A. Nash, Brian L. Brogan and Otis H. Cowan,
each of them singly, our true and lawful  attorneys-in-fact,  with full power of substitution, and with full power to each of them, (a) to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on
Form  N-1A,  Form  N-8A  or  any  successor  thereto,  any  and  all  subsequent
Amendments,  Pre-Effective  Amendments,  or  Post-Effective  Amendments  to said
Registration  Statements on Form N-1A or any successor thereto, any Registration
Statements on Form N-14, and any supplements or other  instruments in connection therewith;  (b) to make, file,  execute,  amend and withdraw  documents of every kind, and to take other action of whatever kind they may elect,  for the purpose of complying with all laws relating to the sale of securities of the Funds;  and
(c)  generally  to do all such  things  in our names  and  behalf in  connection therewith as said  attorneys-in-fact  deem necessary or  appropriate,  to comply with the provisions of the Securities Act of 1933 and the Investment Company Act
of 1940, and all related requirements of the Securities and Exchange Commission.
I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after November 15, 2002.

     WITNESS our hands on this 15th day of November, 2002.

                                    SIGNATURE

/s/ William M. Lyons                        /s/ Maryanne Roepke
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William M. Lyons                            Maryanne Roepke